QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2003 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30043	36-4301991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1301 N. Elston Avenue
Chicago, Illinois 60622
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On May 23, 2003, divine, inc., a Delaware corporation ("divine"), in connection with its voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code, filed separate monthly operating reports for the period April 1, 2003, through April 31, 2003, in regard to both its software and hosting businesses.

        Copies of these reports are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by this reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2003

divine, inc.
By:	/s/ JUDE M. SULLIVAN Jude M. Sullivan Senior Vice President

divine, inc.
Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Monthly Operating Report of divine, inc.'s software business for the period April 1, 2003, through April 30, 2003
99.2	Monthly Operating Report of divine, inc.'s hosting business for the period April 1, 2003, through April 30, 2003

QuickLinks

SIGNATURE
divine, inc. Exhibit Index